__________________________________________________________

NORTHEAST UTILITIES

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
AS TRUSTEE

_________________________

THIRD SUPPLEMENTAL INDENTURE

Dated as of June 1, 2008

Supplemental to the Indenture dated as of April 1, 2002

 Senior Notes, Series C, Due 2013

  ______________________________________________________________

THIRD SUPPLEMENTAL INDENTURE, dated as of June 1, 2008 (this “Third Supplemental Indenture”), between NORTHEAST UTILITIES, a voluntary association duly organized and existing under the laws of the Commonwealth of Massachusetts (the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A. (as successor to The Bank of New York), a national banking association duly organized and existing under the laws of the United States of America, as Trustee under the Original Indenture referred to below (the “Trustee”).

RECITALS OF THE COMPANY

The Company has heretofore executed and delivered to the Trustee an indenture dated as of April 1, 2002(the “Original Indenture”), as supplemented and amended, to provide for the issuance from time to time of its notes, debentures or other evidences of indebtedness (the “Securities”), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture.

Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, (a) the purpose of establishing the form and terms of the Securities of any series as permitted by Sections 201 and 301 of the Original Indenture, and (b) changing any of the provisions of the Original Indenture as they apply to any series of Securities created by such supplemental indenture.

The Company has heretofore executed and delivered to the Trustee the following Supplemental Indentures for the purpose of creating the following series of Securities:

Supplemental

Indenture

    Date

      Series

    Amount

First

April 1, 2002

Series A, Due 2012

$263,000,000

Second

June 1, 2003

Series B, Due 2008

$150,000,000

The Company desires to create a new series of Securities, in an initial aggregate principal amount of $250,000,000, to be designated the “Senior Notes, Series C, Due 2013” (the “Notes”), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this Third Supplemental Indenture has been duly taken.

All acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Third Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and of the acceptance and purchase of the Notes by the Holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

Definitions

The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and form of the Notes attached hereto as Exhibit A.

ARTICLE TWO

Terms and Issuance of the Senior Notes, Series C, Due 2013

SECTION 201.

Issue of Notes.

A series of Securities which shall be designated the “Senior Notes, Series C, Due 2013” shall be executed, authenticated and delivered from time to time in accordance with the provisions of, and shall in all respects be subject to, the terms and conditions and covenants of, the Original Indenture and this Third Supplemental Indenture (including the form of Note attached hereto as Exhibit A).  The aggregate principal amount of the Notes which will initially be authenticated and delivered under this Third Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $250,000,000. Additional Senior Notes, without limitation as to amount, having substantially the same terms as the Notes (except a different issue date, issue price and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the Outstanding Notes, and, if no interest has been paid, from June 5, 2008) may also be issued by the Company pursuant to this Third Supplemental Indenture without the consent of the existing Holders of the Notes.  Such additional Senior Notes shall be part of the same series as the Outstanding Notes.

SECTION 202.

Form of Notes; Incorporation of Terms.

The Notes shall be in substantially the form set forth in Exhibit A attached hereto.  The terms of the Notes contained in such form are hereby incorporated herein by reference and are made a part of this Third Supplemental Indenture.

SECTION 203.

Global Security; Depositary for Global Securities.

The Notes shall be issued initially in the form of a Global Security.  The Depositary for any Global Securities of the series of which the Notes are a part shall be The Depository Trust Company, New York, New York.

SECTION 204.

Limitations on Liens.

The provisions of Section 1007 of the Original Indenture shall be applicable to the Notes.

SECTION 205.

Sale and Leaseback Transactions.

The provisions of Section 1012 of the Original Indenture shall be applicable to the Notes.

SECTION 206.

Place of Payment.

The Place of Payment in respect of the Notes shall be at the Corporate Trust Office, which, at the date hereof, is located at 222 Berkeley Street, 2nd Fl., Boston, MA. 02116, Attn:  Corporate Trust Administration.

SECTION 207.

Optional Redemption.

The Notes may be redeemed in whole at any time or in part from time to time at the option of the Company at a redemption price equal to the greater of:

•

one hundred percent (100%) of the principal amount of the Notes being redeemed, plus accrued interest thereon to the redemption date; or

•

as determined by the Quotation Agent, the sum of the present value of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus 35 basis points, plus accrued interest to the redemption date.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

 “Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date:  (i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed by a method that the Trustee deems fair and appropriate and which may provide for the selection for the redemption of portions (equal to $1,000 or any multiple thereof) of the principal amount of the Notes larger than $1,000.  Notice of redemption will be mailed, first-class mail postage prepaid, to each holder of Notes to be redeemed at the holder’s address in the Security Register for the Notes.  If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note to be redeemed.  In that case, the Company will issue a new Note of any authorized denomination, as requested, in an aggregate principal amount equal to the unredeemed portion of such Note, in the name of the holder upon cancellation of the original Note.

The Company will mail notice of any redemption to holders of the Notes, not more than sixty (60) nor less than thirty (30) days before the redemption date.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes called for redemption.

The Notes are not subject to any sinking fund.

ARTICLE THREE

Amendment of Original Indenture

SECTION 301.

Amendment to Section 401 of the Original Indenture.

Section 401 of the Original Indenture is hereby amended with respect to the Notes to read as follows in its entirety:

“Section 401.Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either (A) all Securities theretofore authenticated and delivered (other than (x) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 hereof and (y) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003 hereof) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be irrevocably deposited (in each case except as provided in Section 402(c) hereof and the last paragraph of Section 1003 hereof) with the Paying Agent or with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge, or has otherwise paid, the entire Indebtedness on such Securities for principal and interest, if any;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that if the Trustee or any Paying Agent is required to return any money deposited with it as described in this Section 401 to the Company or its representative under any applicable Federal or state bankruptcy, insolvency or similar law, this Indenture shall retroactively be deemed not to have been satisfied and discharged and automatically shall be reinstated and shall remain in full force and effect without any further action, but the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 hereof, the obligations of the Trustee to any Authenticating Agent under Section 614 hereof and, if money shall have been deposited with the Paying Agent or the Trustee pursuant to subclause (B) of clause (1) of this Section 401, the obligations of the Company and the Trustee under Sections 401, 402, 1002 and 1003 hereof shall survive.”

SECTION 302.

Amendment to Section 403 of the Original Indenture.

Section 403 of the Original Indenture is hereby amended with respect to the Notes to read as follows in its entirety:

“Section 403. Satisfaction, Discharge and Defeasance of the Notes.

The Company shall be deemed to have paid and Discharged the entire Indebtedness on all the Outstanding Notes upon the deposit referred to in subparagraph (1) hereof, and the provisions of this Indenture, as they relate to such Outstanding Notes, shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request execute proper instruments acknowledging the same), except as to:

(a)

the rights of Holders of the Notes to receive, from the trust funds described in subparagraph (1) hereof, payment of the principal of (and premium, if any) or interest, if any, on the Outstanding Notes on the Stated Maturity; or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (4) hereof;

(b)

the Company's obligations with respect to such Notes under Sections 305, 306, 1002 and 1003 hereof and, if the Company shall have irrevocably designated a Redemption Date pursuant to subparagraph (5) hereof, Sections 1101, 1104 and 1106 hereof as they apply to such Redemption Date;

(c)

the Company's obligations with respect to the Trustee under Section 607 hereof; and

(d)

the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 402 hereof and, if the

Company shall have irrevocably designated a Redemption Date pursuant to subparagraph (5) hereof, Article 11 and the duty of the Trustee to authenticate Notes on registration of transfer or exchange;

provided that, the following conditions shall have been satisfied:

(1) the Company has irrevocably deposited or caused to be irrevocably deposited (in each case except as provided in Section 402(c) hereof and the last paragraph of Section 1003 hereof) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, an amount of (i) money, or (ii) U.S. Government Obligations or a combination of money and U.S. Government Obligations, in each case sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which the Trustee shall be instructed to apply to pay and discharge, the principal of and interest, if any, on the Notes on the Stated Maturity or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (4) hereof; provided, however, that (A) all money and U.S. Government Obligations deposited pursuant to this Section 403 shall be denominated in U.S. Dollars; and (B) U.S. Government Obligations shall be valued at the amount of money that they will provide through the payment of principal and interest in respect thereof in accordance with their terms no later than one day prior to the Stated Maturity or such Redemption Date, and shall not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof prior to the Stated Maturity or such Redemption Date;

(2) no Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the Notes shall have occurred and be continuing on the date of such deposit;

(3) the Company has delivered to the Trustee an unqualified opinion, in form and substance reasonably acceptable to the Trustee, of independent counsel of national standing selected by the Company and satisfactory to the Trustee to the effect that (i) Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, defeasance and discharge, which opinion shall be based on a change in law or a ruling by the U.S. Internal Revenue Service after the date hereof and (ii) the defeasance trust is not, or is registered as, an investment company under the Investment Company Act of 1940;

(4) if the Company has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Securities of a series to and including a Redemption Date on which all of the Outstanding Securities of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with Section 1104 hereof;

(5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Securities have been complied with.

The condition set forth in clause (i) of subparagraph (3) hereof shall not apply if the Company shall have complied with the remaining conditions of subparagraphs 1-5 hereof as of a date which is no less than 60 days prior to the maturity date.

Anything herein to the contrary notwithstanding, (a) if the Trustee or any Paying Agent is required to return any money or U.S. Government Obligations deposited with it pursuant to this Section 403 to the Company or its representative under any Federal or state bankruptcy, insolvency or similar law, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s Indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and the provisions of the Indenture relating to such Security shall be reinstated and shall remain in full force and effect and (b) any satisfaction and discharge of the Company’s Indebtedness in respect of any Security shall be subject to the provisions of the last paragraph of Section 1003.”

SECTION 303.

Amendment to Section 1009 of the Original Indenture.

Subparagraph (i) of Section 1009 of the Original Indenture is hereby amended with respect to the Notes to read as follows in its entirety:

“the Company has irrevocably deposited or caused to be irrevocably deposited (in each case except as provided in Section 402(c) hereof and the last paragraph of Section 1003 hereof) with the Trustee (specifying that each deposit is pursuant to this Section 1009) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, an amount of (i) money or (ii) U.S. Government Obligations or a combination of money and U.S. Government Obligations, in each case sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which the Trustee shall be instructed to apply to pay and discharge, the principal of and each installment of principal and interest, if any, on the Notes on the Stated Maturity of such principal or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (4) of this Section 1009; provided, however, that (A) all money and U.S. Government Obligations deposited pursuant to this Section 1009 shall be denominated in U.S. Dollars; and (B) U.S. Government Obligations shall be valued at the amount of money that they will provide through the payment of principal and interest in respect thereof in accordance with their terms no later than one day prior to the Stated Maturity or such Redemption Date and shall not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof prior to the Stated Maturity;”

SECTION 304.

Amendment to Section 1102 of the Original Indenture.

The first sentence of Section 1102 of the Original Indenture is hereby amended with respect to the Notes to read as follows in its entirety:

“The election of the Company to redeem any Securities shall be authorized and evidenced by a certificate of the Company’s President, Chief Financial Officer, Vice President, Treasurer or Assistant Treasurer.”

SECTION 305.

Amendment to Section 1104 of the Original Indenture.

The final paragraph of Section 1104 is hereby deleted, and the following paragraphs are hereby substituted in its place, with respect to the Notes:

“Such notice may state that such redemption shall be conditional upon the receipt by the Trustee or Paying Agent, on or prior to the Redemption Date, of money sufficient to pay the Redemption Price and accrued and unpaid interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force and effect and the Company shall not be required to redeem such Securities; provided, however, that any notice of redemption shall become unconditional and irrevocable upon the deposit  of money or U.S. Government Obligations, or a combination of money and U.S. Government Obligations, with the Trustee or the Paying Agent pursuant to Section 403 or Section 1009.  If such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Trustee or the Paying Agent for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption.

Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  Notice of mandatory redemption of

Securities shall be given by the Trustee in the name and at the expense of the Company.”

SECTION 306.

Amendment to Section 1106 of the Original Indenture.

Section 1106 of the Original Indenture is hereby amended with respect to the Notes to read as follows in its entirety:

“Section 1106.

Securities Payable on Redemption Date.

(a)

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued and unpaid interest, if any) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307 hereof.

(b)

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.”

ARTICLE FOUR

Miscellaneous

SECTION 401.

Execution as Supplemental Indenture.

This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Third Supplemental Indenture forms a part thereof.

SECTION 402.

Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Third Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 403.

Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 404.

Successors and Assigns.

All covenants and agreements by the Company in this Third Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 405.

Separability Clause.

In case any provision in this Third Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 406.

Benefits of Third Supplemental Indenture.

Nothing in this Third Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

SECTION 407.

Recitals.

The Trustee shall have no responsibility for the recitals contained in this Third Supplemental Indenture, all of which shall be taken as the statements of the Company, or for the validity or sufficiency of this Third Supplemental Indenture.

SECTION 408.

Governing Law.

This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 409.

Execution and Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 410.

Liability of Trustees and Shareholders.

The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the trustees of the Company or by any officer, agent or representative elected or appointed by the trustees and no such contract, obligation or undertaking shall be enforceable against the trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees as such, and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

NORTHEAST UTILITIES

By:  /s/ Randy A. Shoop

Name: Randy A. Shoop

Title:   Vice President

            and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:/s/ Vaneta Bernard

Name: Vaneta Bernard

Title:   Vice President

STATE OF CONNECTICUT ) ) ss.: Berlin COUNTY OF HARTFORD)	June 3, 2008

On the 3rd day of June 2008, before me personally came Randy A. Shoop,                   to me known, who, being by me duly sworn, did depose and say that he is the Vice President of Northeast Utilities, one of the corporations described in and which executed for the foregoing instrument; and that he signed his name thereto by authority of the Board of Trustees of said corporation.

/s/ Lisa Barlow Notary Public My Commission Expires March 31, 2011

COMMONWEALTH OF MASSACHUSETTS) )ss.: COUNTY OF SUFFOLK )	, 2008

On the 3rd day of June, 2008, before me personally came Vaneta Bernard, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The Bank of New York Trust Company, N.A., a national banking association, one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

/s/ Chi C. Ma

Notary Public Commonwealth of Massachusetts My Commission Expires Sept. 3, 2010

1

EXHIBIT A

[Form of Face of Global Security]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Northeast Utilities or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NORTHEAST UTILITIES

   SENIOR NOTES, SERIES C, DUE 2013

CUSIP NO. 664397 AG1

$250,000,000

No. 1

NORTHEAST UTILITIES, a voluntary association duly organized and existing under the laws of the Commonwealth of Massachusetts (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred and Fifty Million ($250,000,000) on June 1, 2013 (the “Final Maturity”), and to pay interest thereon from the date of original issuance of the Notes or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on June 1 and December 1 of each year, commencing December 1, 2008, at the rate of 5.65% per annum, until the principal hereof is paid or made available for payment and, subject to the terms of the Indenture, at the rate of 5.65% per annum on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest.

The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve thirty day months and, for any period shorter than a full month, on the basis of the actual number of days elapsed in such period.  In any case where any Interest Payment Date, the Final Maturity or Redemption Date is not a Business Day, then payment of principal and interest, if any, or principal and premium, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date.  A “Business Day” shall mean any day, except a Saturday, a Sunday or a legal holiday in the Place of Payment on which banking institutions are authorized or required by law, regulation or executive order to close.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be (1) the Business Day next preceding such Interest Payment Date if this Security remains in book-entry only form or (2) the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date if this Security does not remain in book-entry only form. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in Boston, Massachusetts, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

This Security has initially been issued in the form of a Global Security, and the Company has initially designated The Depository Trust Company, New York, New York (the “Depositary,” which term shall include any successor depositary) as the Depositary for this Security.  For as long as this Security or any portion hereof is issued in such form, and notwithstanding the previous paragraph, all payments of interest, principal and other amounts in respect of this Security or portion thereof shall be made to the Depositary or its nominee in accordance with its applicable policies and procedures, in the coin or currency specified above and as further provided on the reverse hereof.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

 [Form of Reverse of Global Security]

NORTHEAST UTILITIES

 SENIOR NOTES, SERIES C, DUE 2013

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 1, 2002, as amended and supplemented from time to time and as amended and supplemented by the Third Supplemental Indenture dated as of June 1, 2008 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as Trustee (herein called the “Trustee”, which term includes any successor trustee under Indenture), as to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $250,000,000.  The provisions of this Security, together with the provisions of the Indenture, shall govern the rights, obligations, duties and immunities of the Holder, the Company and the Trustee with respect to this Security, provided that, if any provision of this Security conflicts with any provision of the Indenture, the provision of this Security shall be controlling to the fullest extent permitted under the Indenture.

This Security may be redeemed in whole at any time or in part from time to time at the option of the Company at a redemption price equal to the greater of:

•

one hundred percent (100%) of the principal amount of the Securities being redeemed, plus accrued interest thereon to the redemption date; or

•

as determined by the Quotation Agent, the sum of the present value of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus 35 basis points, plus accrued interest to the redemption date.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

 “Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any redemption date:  (i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

The Company will mail notice of any redemption to the Holder, not more than sixty (60) days nor less than thirty (30) days before the redemption date.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities called for redemption.

The Securities of this series will not be subject to any sinking fund.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class).  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and the premium, if any) and interest, if any, on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph.  This Security shall be so exchangeable if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered or in good standing as such under the Securities Exchange Act of 1934 and a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice or becomes aware of such condition, as the case may be, (y) the Company executes and delivers to the Trustee an Officers’ Certificate providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of the series of which this Security is a part.  Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and the premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

For so long as this Security is issued in the form of a Global Security, neither the Company nor the Trustee will have any responsibility with respect to the policies and procedures of the Depositary or for any notices or other communications among the Depositary, its direct and indirect participants or the beneficial owners of this Security.

Neither the failure to give any notice nor any defect in any notice given to the Holder of this Security or any other Security of this series will affect the sufficiency of any notice given to any other Holder of any Securities of this series.

The Indenture provides that the Company, at its option (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal of and premium, if any and interest, if any, on the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any trustee, incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatsoever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the trustees of the Company or by any officer, agent or representative elected or appointed by the trustees and no such contract, obligation or undertaking shall be enforceable against the trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees as such, and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, Northeast Utilities has caused this instrument to be duly executed.

Dated:        , 2008

NORTHEAST UTILITIES

By:  __________________________

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within mentioned Indenture.

Dated:            , 2008

THE BANK OF NEW YORK, TRUST COMPANY, N.A.,
as Trustee

By:  __________________________
Authorized Signatory

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